Exhibit (a)(1)(i)

Offer to Purchase
By
Cedar Realty Trust, Inc.
Up to an Aggregate Amount Paid of $12,500,000 of Shares of Its 6.50% Series C Cumulative Redeemable Preferred Stock
At a Cash Purchase Price Not Greater than $15.75 per Series C Share
Nor Less than $13.75 per Series C Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON JANUARY 28, 2025, OR ANY OTHER DATE AND TIME TO WHICH THE COMPANY EXTENDS THE OFFER (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED.

Cedar Realty Trust, Inc., a Maryland corporation (the “Company,” “Cedar,” “we,” “us” or “our”), invites holders of shares of our 6.50% Series C Cumulative Redeemable Preferred Stock (each, a “Series C Share”) to tender up to an aggregate amount paid of $12.5 million of Series C Shares, for purchase by us at a price not greater than $15.75 nor less than $13.75 per Series C Share to the seller, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer on Schedule TO (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Upon the terms and subject to the conditions of the Offer, we will determine a single price per Series C Share that we will pay for Series C Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Series C Shares tendered and the prices specified, or deemed specified, by tendering stockholders. We will select the lowest single purchase price, not greater than $15.75 nor less than $13.75 per Series C Share, that will allow us to purchase up to an aggregate amount paid of $12.5 million of Series C Shares, or a lower amount depending on the number of Series C Shares properly tendered and not properly withdrawn (such purchase price per Series C Share, the “Final Purchase Price”). Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Series C Shares in an aggregate amount paid of not more than $12.5 million are properly tendered and not properly withdrawn, we will buy all Series C Shares properly tendered and not properly withdrawn. All Series C Shares acquired in the Offer will be acquired at the Final Purchase Price, including those Series C Shares tendered at a price lower than the Final Purchase Price. Only Series C Shares properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be purchased. We may not purchase all of the Series C Shares tendered at or below the Final Purchase Price if, based on the Final Purchase Price, Series C Shares having an aggregate amount paid in excess of $12.5 million are properly tendered and not properly withdrawn, because of proration and conditional tender provisions described in this Offer to Purchase. Series C Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date. We reserve the right, in our sole discretion, to change the purchase price range per Series C Share and to increase or decrease the value of Series C Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we may increase the number of Series C Shares accepted for payment in the Offer by no more than 2% of the outstanding Series C Shares without extending the Offer. See Section 1 under “The Offer.”

At the maximum Final Purchase Price of $15.75 per Series C Share, we could purchase 793,650 Series C Shares if the Offer is fully subscribed, which would represent approximately 19% of the issued and outstanding Series C Shares as of December 27, 2024. At the minimum Final Purchase Price of $13.75 per Series C Share, we could purchase 909,090 Series C Shares if the Offer is fully subscribed, which would represent approximately 22% of the issued and outstanding Series C Shares as of December 27, 2024.

THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SERIES C SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 UNDER “THE OFFER.”

The Series C Shares are listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “CDRpC.” On December 26, 2024, the last full trading day prior to the commencement of the Offer, the last reported sale price of the Series C Shares was $13.25 per Series C Share. Stockholders are urged to obtain current market quotations for the Series C Shares before deciding whether and at what purchase price or purchase prices to tender their Series C Shares. See Section 8 under “The Offer.”

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, GEORGESON LLC, THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”), OR COMPUTERSHARE INC., THE DEPOSITARY FOR THE OFFER (THE “DEPOSITARY”), MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SERIES C SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SERIES C SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SERIES C SHARES AND, IF SO, HOW MANY SERIES C SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2 UNDER “THE OFFER.”

IF YOUR TENDERED SERIES C SHARES ARE ACCEPTED AND YOU ARE A U.S. STOCKHOLDER (AS DEFINED IN SECTION 13 UNDER “THE OFFER”), THE RECEIPT OF CASH FOR YOUR TENDERED SERIES C SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE GENERALLY ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT OR (B) DISTRIBUTION IN RESPECT OF STOCK FROM THE COMPANY TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR AS QUALIFIED DIVIDEND INCOME).

IF YOU ARE A NON-U.S. STOCKHOLDER (AS DEFINED IN SECTION 13 UNDER “THE OFFER”), THE PAYMENT OF CASH FOR YOUR TENDERED SERIES C SHARES MAY BE SUBJECT TO WITHHOLDING. SEE SECTION 13 UNDER “THE OFFER.” WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.

THE OFFER HAS NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

If you have questions or need assistance, you should contact the Information Agent at its respective address and telephone number set forth on the back cover of this Offer to Purchase. If you require additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other related materials, you should contact the Information Agent.

Offer to Purchase dated December 27, 2024
IMPORTANT

If you want to tender all or part of your Series C Shares, you must do one of the following before the Offer expires at 5:00 p.m., New York City time, on January 28, 2025 (unless the Offer is extended):

•        if your Series C Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Series C Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

•        if you hold certificates registered in your own name or your shares are held in your name in book entry form, complete and sign a Letter of Transmittal according to its Instructions, and deliver it, together with any required signature guarantees, the certificates for your Series C Shares (if any) and any other documents required by the Letter of Transmittal, to the Depositary for the Offer; or

•        if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your Series C Shares according to the procedure for book-entry transfer described in Section 3 under “The Offer.”

If you want to tender your Series C Shares, but: (a) the certificates for your Series C Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date; (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date; or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your Series C Shares if you comply with the guaranteed delivery procedures described in Section 3 under “The Offer.”

If you wish to maximize the chance that your Series C Shares will be purchased in the Offer, you should check the box in the section of the Letter of Transmittal captioned “Series C Shares Tendered At Price Determined Under The Offer.” If you agree to accept the purchase price determined in the Offer, your Series C Shares will be deemed to be tendered at the minimum price of $13.75 per Series C Share. You should understand that this election may have the effect of lowering the Final Purchase Price and could result in your Series C Shares being purchased at the minimum price of $13.75 per Series C Share.

We are not making the Offer to, and will not accept any tendered Series C Shares from, stockholders in any jurisdiction or in any circumstances where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, we may, in our discretion, take any actions necessary for us to make the Offer to stockholders in any such jurisdiction.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase.

WE HAVE NOT MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SERIES C SHARES IN THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SERIES C SHARES IN THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, THE INFORMATION AGENT OR THE DEPOSITARY.

THE STATEMENTS MADE IN THIS OFFER TO PURCHASE ARE MADE AS OF THE DATE ON THE COVER PAGE AND THE STATEMENTS INCORPORATED BY REFERENCE ARE MADE AS OF THE DATE OF THE DOCUMENTS INCORPORATED BY REFERENCE. THE DELIVERY OF THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN OUR AFFAIRS SINCE SUCH DATES.

i

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary highlights certain material information in this Offer to Purchase, but it does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms of the Offer, we urge you to read carefully this entire Offer to Purchase, the Letter of Transmittal and the other documents that constitute part of the Offer. We have included references to the sections of this Offer to Purchase under the heading “The Offer” where you will find a more complete description of the topics in this summary.

Who is offering to purchase my Series C Shares?

The issuer of the Series C Shares, Cedar Realty Trust, Inc., a Maryland corporation, is offering to purchase the Series C Shares. See Section 1 under “The Offer.”

What is Cedar offering to purchase?

We are offering to purchase up to an aggregate amount paid of $12.5 million of Series C Shares. See Section 1 under “The Offer.” When considering whether to tender your Series C Shares, you should be aware that the payment received pursuant to the Offer will be less than the liquidation preference of the Series C Shares. Under the Company’s Articles Supplementary, dated August 18, 2017, (the “Articles Supplementary”), holders of the Series C Shares may receive the full liquidation preference of the Shares in certain limited circumstances, such as in the event of the liquidation of the Company. Under current market conditions, we believe the likelihood of the Company liquidating or being required to redeem Series C Shares under the terms of its Articles Supplementary is remote.

This Offer does not provide for the repurchase of our 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Shares”).

Why is the Company making the Offer?

The purpose of the Offer is to reduce the number of issued outstanding Series C Shares. All of the Series C Shares validly tendered and accepted for purchase in the Tender Offer will be retired and canceled.

What will be the purchase price for the Series C Shares and what will be the form of payment?

We are conducting the Offer through a procedure commonly called a “modified Dutch auction.” This procedure allows you to select the price, within a price range specified by us, at which you are willing to tender your Series C Shares. The price range for the Offer is $13.75 to $15.75 per Series C Share. We will select the single lowest purchase price, in increments of $0.05, not greater than $15.75 nor less than $13.75 per Series C Share, that will allow us to purchase up to an aggregate amount paid of $12.5 million of Series C Shares at such price, based on the number of Series C Shares tendered, or, if fewer Series C Shares are properly tendered, all Series C Shares that are properly tendered and not properly withdrawn, subject to the conditional tender provisions described herein. We will purchase all Series C Shares at the Final Purchase Price, even if you have selected a purchase price lower than the Final Purchase Price, but we will not purchase any Series C Shares tendered at a price above the Final Purchase Price.

If you wish to maximize the chance that we will purchase your Series C Shares, you should check the box in the section entitled “Series C Shares Tendered At Price Determined Under The Offer” in the section of the Letter of Transmittal captioned “Price (In Dollars) Per Series C Share At Which Series C Shares Are Being Tendered,” indicating that you will accept the Final Purchase Price. If you agree to accept the purchase price determined in the Offer, your Series C Shares will be deemed to be tendered at the minimum price of $13.75 per Series C Share.

You should understand that this election may have the effect of lowering the Final Purchase Price and could result in your Series C Shares being purchased at the minimum price of $13.75 per Series C Share, a price that could be below the last reported sale price of the Series C Shares on the NYSE on the Expiration Date.

If we purchase your Series C Shares in the Offer, on terms and subject to the conditions of the Offer (including the proration and conditional tender provisions), we will pay you the Final Purchase Price, in cash, less any applicable withholding taxes and without interest, promptly after the Expiration Date. Under no circumstances will we pay interest on the Final Purchase Price, even if there is a delay in making payment. See the Introduction, Section 1 and Section 3 under “The Offer.”

Stockholders are urged to obtain current market quotations for the Series C Shares before deciding whether and at what price or prices to tender their Series C Shares. See Section 8 under “The Offer.”

How many Series C Shares will we purchase in the Offer?

Upon the terms and subject to the conditions of the Offer, we will purchase up to an aggregate amount paid of $12.5 million of Series C Shares in the Offer, or a lower amount depending on the number of Series C Shares properly tendered and not properly withdrawn. Because the Final Purchase Price will be determined after the Expiration Date, the exact number of Series C Shares that will be purchased will not be known until after that time.

As of December 27, 2024 we had 4,208,694 issued and outstanding Series C Shares. There are no Series C Shares issuable pursuant to outstanding equity compensation or other arrangements. We also had, as of December 27, 2024, 1,449,609 Series B Shares issued and outstanding, which are not subject to the Offer.

At the maximum Final Purchase Price of $15.75 per Series C Share, we could purchase 793,650 Series C Shares if the Offer is fully subscribed, which would represent approximately 19% of the issued and outstanding Series C Shares as of December 27, 2024. At the minimum Final Purchase Price of $13.75 per Series C Share, we could purchase 909,090 Series C Shares if the Offer is fully subscribed, which would represent approximately 22% of the issued and outstanding Series C Shares as of December 27, 2024. If, based on the Final Purchase Price, more than an aggregate amount paid of $12.5 million of Series C Shares are properly tendered and not properly withdrawn, we will purchase all Series C Shares tendered at or below the Final Purchase Price on a pro rata basis, subject to the conditional tender provisions described herein.

We expressly reserve the right to purchase additional Series C Shares in the Offer, subject to applicable law. See Section 1 under “The Offer.” The Offer is not conditioned on the receipt of financing or any minimum number of Series C Shares being tendered but is subject to certain other conditions. See Section 7 under “The Offer.” In accordance with the rules of the SEC, we may increase the number of Series C Shares accepted for payment in the Offer by no more than 2% of the outstanding Series C Shares without extending the Offer.

How was the Purchase Price Range of the Offer Determined?

On December 20, 2024, following consultation with management and review of the terms and results of our prior modified Dutch auction tender that expired on October 24, 2024, and the terms and outcomes of other modified Dutch auction tender offers conducted by third parties, our Board of Directors authorized the Offer for up to an aggregate amount paid of $12.5 million. On December 20, 2024, the Pricing Committee, which was established by the Board of Directors, set the purchase price range of the Offer, pursuant to its delegated authority, at not greater than $15.75 nor less than $13.75 per Series C Share.

We believe this is a range within which our stockholders might sell their Series C Shares pursuant to the Offer and within which we can make purchases that will constitute a prudent use of the Company’s financial resources, allowing the Company to repurchase Series C Shares at a price that benefits the Company and its continuing stockholders, while providing stockholders who decide to tender their Series C Shares in the Offer an efficient way to sell their Series C Shares without incurring brokerage fees or commissions associated with open market sales.

None of the Company, the members of the Board of Directors, the Company’s officers, the Depositary or the Information Agent makes any representation regarding the fair value of the Series C Shares. The actual value and trading price of our Series C Shares on the NYSE may be lower or higher than the range at which we are offering to purchase Series C Shares and the Final Purchase Price.

Stockholders are urged to obtain current market quotations for the Series C Shares before deciding whether and at what purchase price or purchase prices to tender their Series C Shares. You must make your own decision as to whether to tender your Series C Shares and, if so, how many Series C Shares to tender and the purchase price or purchase prices at which you will tender them. In doing so, you should consult your own financial and tax advisors, and read carefully and evaluate the information in this Offer to Purchase and in the related Letter of Transmittal.

How will we pay for the Series C Shares purchased in the Offer?

The maximum aggregate amount paid for Series C Shares purchased in the Offer will be $12.5 million. We intend to pay for the Series C Shares and all fees and expenses applicable to the Offer with available cash, which includes the net proceeds from our sale of a retail center known as South Philadelphia, which closed on December 26, 2024. See Section 1 under “The Offer.”

How long do I have to tender my Series C Shares?

You may tender your Series C Shares until the Offer expires. The Offer will expire at 5:00 p.m., New York City time, on January 28, 2025, unless we extend or earlier terminate the Offer. See Section 1 and Section 14 under “The Offer.”

Beneficial owners holding their Series C Shares through a broker, dealer, commercial bank, trust company or other nominee should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. See Section 3 under “The Offer.”

Can the Offer be extended, amended or terminated, and if so, under what circumstances?

Subject to applicable law, we may extend the Offer, at any time or from time to time, for any reason, in our sole discretion. Subject to applicable law, we also expressly reserve the right, at any time or from time to time, to amend the terms of the Offer in any respect prior to the Expiration Date. If the Offer is terminated, no Series C Shares will be accepted for purchase and any Series C Shares that have been tendered will be returned to the holders promptly after the termination. See Section 7 and Section 14 under “The Offer.”

How will I be notified if you extend the Offer or amend the terms of the Offer?

If we are required by applicable law to make an announcement relating to an extension of the Expiration Date for the Offer, an amendment or termination of the Offer, acceptance of the Series C Shares for purchase, or otherwise, we will do so as promptly as practicable and, in the case of an extension of the Expiration Date, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date. See Section 14 under “The Offer.” If we extend the Offer, you may withdraw your Series C Shares until the Expiration Date, as extended.

Are there any conditions to the Offer?

Yes. Our obligation to accept for payment and pay for your tendered Series C Shares depends upon a number of conditions that must be satisfied in our reasonable judgment or waived on or prior to the Expiration Date, including, among others:

•        no general suspension of trading in securities on any United States national securities exchange or in the over-the-counter markets in the United States or the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States shall have occurred;

•        no commencement or escalation of a war or armed hostilities directly involving the United States, which, in our reasonable judgment, is materially adverse to the Company or makes it inadvisable for us to proceed with the Offer;

•        no changes in the general political, market, economic or financial conditions, domestically or internationally, that are reasonably likely to materially and adversely affect our business or the trading in the Series C Shares shall have occurred; and

•        in the case of any of the foregoing existing at the time of the commencement of the Offer, no material acceleration or worsening thereof shall have occurred.

For a more detailed discussion of these and other conditions to the Offer, please see Section 7 under “The Offer.”

How do I tender my Series C Shares?

If you want to tender all or part of your Series C Shares, you must do one of the following before 5:00 p.m., New York City time, on January 28, 2025, or any later time and date to which the Offer may be extended:

•        If your Series C Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Series C Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.

•        If you hold certificates registered in your own name or your shares are held in book-entry form, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees, the certificates for your Series C Shares and any other documents required by the Letter of Transmittal, to the Depositary at the address appearing on the back cover page of this Offer to Purchase.

•        If you are an institution participating in the Book-Entry Transfer Facility, tender your Series C Shares according to the procedure for book-entry transfer described in Section 3 under “The Offer.”

If you want to tender your Series C Shares, but: (a) the certificates for your Series C Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date; (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date; or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your Series C Shares if you comply with the guaranteed delivery procedures described in Section 3 under “The Offer.”

We are not making the Offer to, and will not accept any tendered Series C Shares from, stockholders in any jurisdiction or in any circumstances where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. However, we may, at our discretion, take any actions necessary for us to make the Offer to stockholders in any such jurisdiction.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase. See Section 3 under “The Offer” and the Instructions to the Letter of Transmittal.

May I tender only a portion of the Series C Shares that I hold?

Yes. You do not have to tender all or any minimum amount of the Series C Shares that you own to participate in the Offer. In addition, if as a result of proration the Company accepts conditional tenders by random lot, a holder making a conditional tender must have tendered all of its Series C Shares to qualify for such random selection.

Once I have tendered Series C Shares in the Offer, may I withdraw my tendered Series C Shares?

Yes. You may withdraw any Series C Shares you have tendered at any time before 5:00 p.m. New York City time on January 28, 2025, or any later Expiration Date, if the Offer is extended. If after 5:00 p.m. New York City time on January 28, 2025, we have not accepted for payment the Series C Shares you have tendered to us, you may also withdraw your Series C Shares at any time thereafter. See Section 4 under “The Offer.”

How do I withdraw Series C Shares I previously tendered?

To properly withdraw Series C Shares, you must deliver on a timely basis a written notice of your withdrawal to the Depositary at one of the addresses appearing on the back cover of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Series C Shares to be withdrawn and the name of the registered holder of the Series C Shares. Some additional requirements apply if certificates for Series C Shares to be withdrawn have been delivered to the Depositary or if your Series C Shares have been tendered under the procedure for book-entry transfer set forth in Section 3 under “The Offer.”

In what order will you purchase the tendered Series C Shares?

We will purchase Series C Shares on the following basis:

•        first, subject to the conditional tender provisions described in Section 6 under “The Offer” (whereby a holder may specify a minimum number of such holder’s Series C Shares that must be purchased if any such Series C Shares are purchased), we will purchase all Series C Shares properly tendered at or below the Final Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Series C Shares; and

•        second, only if necessary to permit us to purchase up to an aggregate amount paid of $12.5 million of Series C Shares (or such greater amount as we may elect to pay, subject to applicable law), we will purchase Series C Shares conditionally tendered (as described in Section 6 under “The Offer”) (for which the condition was not initially satisfied) at or below the Final Purchase Price, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series C Shares are conditionally tendered must have tendered all of their Series C Shares.

Therefore, we may not purchase all of the Series C Shares that you tender even if you tender them at or below the Final Purchase Price. See Section 1 and Section 6 under “The Offer.”

Is the Company making any recommendation about the Tender Offer?

None of us, our Board of Directors, our officers or the Information Agent or the Depositary, or any of their respective affiliates, is making any recommendation as to whether you should tender your Series C Shares pursuant to this Offer to Purchase. Holders should determine whether to tender their Series C Shares pursuant to this Offer to Purchase based upon, among other things, their own assessment of the current market value of the Series C Shares, liquidity needs and investment objectives.

We recommend that you read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including our reasons for making the Offer, before taking any action with respect to the Offer. See Section 2 under “The Offer.” You should discuss whether to tender your Series C Shares with your broker or other financial or tax advisors.

Do the Company’s directors or executive officers intend to tender their Series C Shares in the Offer?

Our directors and executive officers are entitled to participate in the Offer on the same basis as all other stockholders, subject to internal compliance requirements. M. Andrew Franklin, our President and CEO, is the beneficial owner of 1,900 Series C Shares. Mr. Franklin has informed the Company that he intends to participate in the Tender Offer, but has not informed the Company as to the number of Series C Shares he may tender or the price or prices at which he may tender Series C Shares. Any Series C Shares purchased from Mr. Franklin by the Company will be purchased on the same terms as Series C Shares purchased from any other holders participating in the Tender Offer.

The intention of Mr. Franklin to participate in the Tender Offer does not constitute any recommendation as to whether you should tender or refrain from tendering your Series C Shares or as to the purchase price or purchase prices at which you may choose to tender your Series C Shares. See Section 11 under “The Offer.”

If I decide not to tender, how will the Offer affect my Series C Shares?

Your rights and our obligations under the Series C Shares that remain outstanding after the consummation of the Offer will not change as a result of the Offer. Although Series C Shares not purchased in the Offer will remain outstanding following consummation of the Offer, our purchase of Series C Shares may result in a smaller trading market for the remaining outstanding Series C Shares, which may cause the market for such Series C Shares to be less liquid and more sporadic, and market prices for such Series C Shares may fluctuate significantly depending on the volume of trading of the Series C Shares. See Section 2 under “The Offer.”

Following the Offer, will you continue as a public company?

Yes. We believe that the Series C Shares that are not purchased in the Offer will continue to trade on the NYSE and that we will, therefore, continue to be subject to the periodic reporting requirements of the Exchange Act. We also expect that our Series B Shares will continue to trade on the NYSE, which will also cause us to continue to be subject to the periodic reporting requirements of the Exchange Act. See Section 2 under “The Offer.”

When and how will you pay me for the Series C Shares I tender?

We will pay the Final Purchase Price to the seller, in cash, less applicable withholding taxes and without interest, for the Series C Shares we purchase promptly after the Expiration Date. We will announce the preliminary results of the Offer, including price and preliminary information about any expected proration, on the business day following the Expiration Date. We expect to announce the final results of any proration or the Final Purchase Price and begin paying for tendered Series C Shares within three business days after the Expiration Date (such date, the “Settlement Date”). We will pay for the Series C Shares accepted for purchase by depositing the aggregate purchase price with the Depositary, promptly after the Expiration Date. The Depositary will act as your agent and will transmit to you the payment for all of your Series C Shares accepted for payment. See Section 1 and Section 5 under “The Offer.”

What is the recent market price of my Series C Shares?

On December 26, 2024, the last full trading day before the commencement of the Offer, the last reported sale price of the Series C Shares on the NYSE was $13.25 per Series C Share. You are urged to obtain current market quotations for the Series C Shares before deciding whether and at what purchase price or purchase prices to tender your Series C Shares. See Section 8 under “The Offer.”

Will I have to pay brokerage commissions if I tender my Series C Shares?

If you are a registered stockholder and you tender your Series C Shares directly to the Depositary, you will not incur any brokerage commissions. If you hold Series C Shares through a broker, dealer, commercial bank, trust company or other nominee, we urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any transaction costs are applicable. See the Introduction and Section 3 under “The Offer.”

Will I have to pay stock transfer tax if I tender my Series C Shares?

If you instruct the Depositary in the Letter of Transmittal to make the payment for the Series C Shares to the registered holder, you will not incur any stock transfer tax. If you give special payment or special delivery instructions to the Depositary in connection with your tender of Series C Shares, then stock transfer taxes may apply. See Section 5 under “The Offer.”

Do holders have any rights to require the Company to repurchase the Series C Shares?

Under the Articles Supplementary, holders of the Series C Shares may receive the full liquidation preference of the Shares in certain limited circumstances, such as in the event of the liquidation of the Company. Under current market conditions, the Company believes the likelihood of the Company liquidating or being required to redeem Shares under the terms of its Articles Supplementary is remote.

What are the United States federal income tax consequences if I tender my Series C Shares?

The receipt of cash for your tendered Series C Shares will generally be treated for United States federal income tax purposes either as (1) a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company taxable as ordinary income to the extent it is paid out of the Company’s current and accumulated earnings and profits and not designated by us as a capital gain dividend or as qualified dividend income. If you are a U.S. person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), you should complete the U.S. Internal Revenue Service (“IRS”) Form W-9 included as part of the Letter of Transmittal. Any tendering stockholder or other payee who is a U.S. person (or who fails to establish a status as other than that of a U.S. person) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or substitute Form W-9, as applicable) may be subject to U.S. backup withholding. If you are not a U.S. person, you should complete, sign and return to the Depositary the appropriate

IRS Form W-8, which may be obtained from the IRS website at www.irs.gov. Any tendering stockholders or other payees that are not U.S. persons and that fail to timely complete, sign and return the appropriate IRS Form W-8 to the Depositary may be unable to claim any available reduction or exemption from U.S. federal withholding (including backup withholding, income tax withholding and Foreign Account Tax Compliance Act withholding). See Section 3 under “The Offer.” Tendering stockholders or other payees who are not U.S. persons are urged to consult their tax advisors regarding the applicability of U.S. federal withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for Series C Shares. We recommend that you review Section 13 under “The Offer” and consult with your tax advisor with respect to your particular situation.

Who should I contact with questions about the Offer?

The Information Agent can help answer your questions. The Information Agent is Georgeson LLC. Its contact information is set forth below.

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers
Call Toll Free: (866) 735-3807

FORWARD-LOOKING STATEMENTS

This Offer to Purchase and other documents we file with the SEC contain forward-looking statements that are subject to risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Offer to Purchase. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Factors that could cause actual results, performance or achievements to differ materially from any forward-looking statements made in this Offer to Purchase include, but are not limited to:

•        our ability to complete the Offer;

•        the price and time at which we may make any additional Series C Share repurchases following completion of the Offer, and the number of Series C Shares acquired in such repurchases;

•        the use of and demand for retail space;

•        general and economic business conditions, including those affecting the ability of individuals to spend in retail shopping centers and/or the rate and other terms on which we are able to lease our properties;

•        the loss or bankruptcy of the Company’s tenants;

•        the state of the U.S. economy generally, or specifically in the Northeast where our properties are geographically concentrated;

•        consumer spending and confidence trends;

•        availability, terms and deployment of capital;

•        the degree and nature of our competition;

•        changes in governmental regulations, accounting rules, tax rates and similar matters;

•        adverse economic or real estate developments in our markets of the Northeast;

•        the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company;

•        the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration;

•        the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant;

•        litigation risks generally;

•        financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors;

•        the impact of the Company’s leverage on operating performance;

•        our ability to successfully execute strategic or necessary asset acquisitions and divestitures;

•        our ability to continue to pay quarterly dividends on our preferred stock;

•        risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence;

•        risks endemic to real estate and the real estate industry generally;

•        the adverse effect any future pandemic, endemic or outbreak of infectious disease, and mitigation efforts to control their spread;

•        competitive risks;

•        risks to our information systems — or those of our tenants or vendors — from service interruption, misappropriation of data, breaches of security, or other cyber-related attacks;

•        risks related to the geographic concentration of the Company’s properties in the Northeast;

•        damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change;

•        the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties;

•        the risk that continued increases in the cost of necessary insurance could negatively impact the Company’s profitability;

•        the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”) in light of economic, market, legal, tax and other considerations;

•        the ability of our operating partnership, Cedar Realty Trust Partnership, L.P., and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes;

•        the impact of e-commerce on our tenants’ business; and

•        inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

Forward-looking statements in this Offer to Purchase should be read in light of these factors. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

INTRODUCTION

To the holders of our 6.50% Series C Cumulative Redeemable Preferred Stock:

We invite our stockholders to tender up to an aggregate amount paid of $12.5 million of Series C Shares for purchase by us at a price not greater than $15.75 nor less than $13.75 per Series C Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer on Schedule TO (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Upon the terms and subject to the conditions of the Offer, we will determine a single price per Series C Share that we will pay for Series C Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Series C Shares tendered and the prices specified, or deemed specified, by tendering stockholders. We will select the lowest single purchase price, not greater than $15.75 nor less than $13.75 per Series C Share, that will allow us to purchase up to an aggregate amount paid of $12.5 million of Series C Shares, or a lower amount depending on the number of Series C Shares properly tendered and not properly withdrawn. We refer to the price we will select as the “Final Purchase Price.” We will acquire Series C Shares in the Offer at the Final Purchase Price, on the terms and subject to the conditions of the Offer, including proration provisions.

We will only purchase Series C Shares properly tendered at prices at or below the Final Purchase Price and not properly withdrawn. We may not purchase all of the Series C Shares tendered at or below the Final Purchase Price because of proration (because Series C Shares having an aggregate value greater than the value we seek are properly tendered) and conditional tender provisions described in this Offer to Purchase. Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Series C Shares with an aggregate value paid of not more than $12.5 million are properly tendered and not properly withdrawn, we will buy all Series C Shares properly tendered and not properly withdrawn. Series C Shares not purchased in the Offer, including Series C Shares tendered at prices in excess of the Final Purchase Price and Series C Shares not purchased because of proration or conditional tender provisions will be returned to the tendering stockholders promptly after the Expiration Date. See Section 1 under “The Offer.”

We expressly reserve the right, in our sole discretion, to change the per Series C Share purchase price range and to increase or decrease the value of Series C Shares sought in the Offer, subject to applicable law. We may increase the number of Series C Shares accepted for payment in the Offer by no more than 2% of the outstanding Series C Shares without extending the Offer. See Section 1 under “The Offer.”

THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SERIES C SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 UNDER “THE OFFER.”

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS THE INFORMATION AGENT OR THE DEPOSITARY, MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SERIES C SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SERIES C SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SERIES C SHARES AND, IF SO, HOW MANY SERIES C SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER.

We will pay reasonable out-of-pocket fees and expenses incurred in connection with the Offer by the Information Agent and the Depositary. See Section 15 under “The Offer.”

As of December 27, 2024 we had 4,208,694 issued and outstanding Series C Shares. We also had, as of December 27, 2024, 1,449,609 Series B Shares issued and outstanding, which are not subject to the Offer.

At the maximum Final Purchase Price of $15.75 per Series C Share, we could purchase 793,650 Series C Shares if the Offer is fully subscribed, which would represent approximately 19% of the issued and outstanding Series C Shares as of December 27, 2024. At the minimum Final Purchase Price of $13.75 per Series C Share, we could purchase 909,090 Series C Shares if the Offer is fully subscribed, which would represent approximately 7.5% of the issued and outstanding Series C Shares as of December 27, 2024. If, based on the Final Purchase Price, more than an aggregate amount paid of $12.5 million of Series C Shares are properly tendered and not properly withdrawn, we will purchase all Series C Shares tendered at or below the Final Purchase Price on a pro rata basis, subject to the conditional tender provisions described herein.

The Series C Shares are listed and traded on the NYSE under the symbol “CDRpC.” On December 26, 2024, the last full trading day prior to the commencement of the Offer, the last reported sale price of the Series C Shares was $13.25 per Series C Share. Stockholders are urged to obtain current market quotations for the Series C Shares before deciding whether and at what purchase price or purchase prices to tender their Series C Shares. See Section 8 and Section 11 under “The Offer.”

Any tendering stockholder or other payee who is a U.S. person (within the meaning of Section 7701(a)(30) of the Code and who fails to timely complete, sign and return the IRS Form W-9 included with the Letter of Transmittal (or substitute Form W-9, as applicable) to the Depositary may be subject to U.S. federal backup withholding on the gross proceeds paid pursuant to the Offer. Any tendering stockholder or other payee that is not a U.S. person who fails to timely complete, sign and return the appropriate IRS Form W-8, which may be obtained from the IRS website at www.irs.gov, to the Depositary may be unable to claim any available reduction or exemption from U.S. federal withholding (including backup withholding, income tax withholding and Foreign Account Tax Compliance Act withholding). See Section 3 under “The Offer.” Also, see Section 13 under “The Offer,” regarding certain material U.S. federal income tax consequences relating to the Offer.

Our principal executive offices are located at 2529 Virginia Beach Blvd., Virginia Beach, VA, 23452 and our phone number is (757) 627-9088.

THE OFFER

1.      Number of Series C Shares; Proration.

Upon the terms and subject to the conditions of the Offer, we will purchase up to an aggregate amount paid of $12.5 million of Series C Shares, or a lower amount depending on the number of Series C Shares properly tendered and not properly withdrawn in accordance with Section 4 under “The Offer” before the Expiration Date at a price not greater than $15.75 nor less than $13.75 per Series C Share, to the seller in cash, less any applicable withholding taxes and without interest (such purchase price, the “Final Purchase Price”). Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Series C Shares having an aggregate amount paid of not more than $12.5 million are properly tendered and not properly withdrawn, we will buy all Series C Shares properly tendered and not properly withdrawn.

The term “Expiration Date” means 5:00 p.m., New York City time, on January 28, 2025, unless and until we, in our sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” shall refer to the latest time and date at which the Offer, as so extended by us, shall expire. See Section 14 under “The Offer” for a description of our right to extend, delay, terminate or amend the Offer.

In accordance with Instruction 5 of the Letter of Transmittal, stockholders desiring to tender Series C Shares must either (1) specify that they are willing to sell their Series C Shares to us at the Final Purchase Price (which could result in the tendering stockholder receiving a purchase price per Series C Share as low as $13.75), or (2) specify the price or prices, not greater than $15.75 nor less than $13.75 per Series C Share, at which they are willing to sell their Series C Shares to us under the Offer. Prices may be specified in increments of $0.05. Promptly following the Expiration Date, we will determine the Final Purchase Price that we will pay for Series C Shares properly tendered and not properly withdrawn, taking into account the number of Series C Shares tendered and the prices specified, or deemed specified, by tendering stockholders. We will select the lowest single purchase price, not greater than $15.75 nor less than $13.75 per Series C Share, that will allow us to purchase an aggregate amount paid of $12.5 million of Series C Shares, or a lower amount depending on the number of Series C Shares properly tendered and not properly withdrawn. We will pay the Final Purchase Price for all Series C Shares purchased in the Offer (less any applicable withholding taxes and without interest).

If you specify that you are willing to sell your Series C Shares to us at the Final Purchase Price (which could result in you receiving a purchase price per Series C Share as low as $13.75), your Series C Shares will be deemed to be tendered at the minimum price of $13.75 per Series C Share for purposes of determining the Final Purchase Price. You should understand that this election may effectively lower the Final Purchase Price and could result in your Series C Shares being purchased at the minimum price of $13.75 per Series C Share.

We will announce the Final Purchase Price by press release as promptly as practicable after such determination has been made. We expect to announce the final results of any proration or the Final Purchase Price and begin paying for tendered Series C Shares until the Settlement Date, within three business days after the Expiration Date. We will only purchase Series C Shares properly tendered at prices at or below the Final Purchase Price and not properly withdrawn. We may not purchase all of the Series C Shares tendered at or below the Final Purchase Price if, based on the Final Purchase Price, Series C Shares representing an aggregate amount paid of more than $12.5 million (or such greater number of Series C Shares as we may choose to purchase without extending the Offer) are properly tendered and not properly withdrawn, because of proration and conditional tender provisions of the Offer. We will return all Series C Shares tendered and not purchased pursuant to the Offer, including Series C Shares tendered at prices in excess of the Final Purchase Price and Series C Shares not purchased because of proration or conditional tenders, to the tendering stockholders at our expense, promptly following the Expiration Date.

By following the Instructions to the Letter of Transmittal, stockholders can specify different minimum prices for specified portions of their Series C Shares, but a separate Letter of Transmittal must be submitted for Series C Shares tendered at each price. Stockholders can also specify the order in which the specified portions will be purchased in the event that, as a result of proration or otherwise, some but not all of the tendered Series C Shares are purchased pursuant to the Offer. In the event a stockholder does not designate such order and fewer than all Series C Shares are purchased due to proration, the Depositary will select the order of Series C Shares purchased.

We expressly reserve the right, in our sole discretion, to change the per Series C Share purchase price range and to increase or decrease the value of Series C Shares sought in the Offer, subject to applicable law. We may increase the value of Series C Shares sought in the Offer to an amount greater than $12.5 million, subject to applicable law. In accordance with the rules of the SEC, we may increase the number of Series C Shares accepted for payment in the Offer by no more than 2% of the outstanding Series C Shares without extending the Offer. However, if we purchase an additional number of Series C Shares in excess of 2% of the outstanding Series C Shares, we will amend and extend the Offer to the extent required by applicable law. See Section 14 under “The Offer.”

In the event of an over-subscription of the Offer as described below, Series C Shares tendered at or below the Final Purchase Price prior to the Expiration Date will be subject to proration. Except as described herein, the proration period and withdrawal rights also expire on the Expiration Date.

The Offer is not conditioned on the receipt of financing or any minimum number of Series C Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 under “The Offer.”

Priority of Purchases. On the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Series C Shares having an aggregate amount paid in excess of $12.5 million (or such greater amount as we may elect to pay, subject to applicable law) have been properly tendered at prices at or below the Final Purchase Price and not properly withdrawn before the Expiration Date, we will purchase properly tendered Series C Shares on the basis set forth below:

•        first, subject to the conditional tender provisions described in Section 6 under “The Offer” (whereby a holder may specify a minimum number of such holder’s Series C Shares that must be purchased if any such Series C Shares are purchased), we will purchase all Series C Shares properly tendered at or below the Final Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Series C Shares; and

•        second, only if necessary to permit us to purchase an aggregate amount paid of $12.5 million of Series C Shares (or such greater amount as we may elect to pay, subject to applicable law), we will purchase Series C Shares conditionally tendered (as described in Section 6 under “The Offer”) (for which the condition was not initially satisfied) at or below the Final Purchase Price, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series C Shares are conditionally tendered must have tendered all of their Series C Shares.

As a result of the foregoing priorities applicable to the purchase of Series C Shares tendered, it is possible that fewer than all Series C Shares tendered by a stockholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Series C Shares, none of those Series C Shares will be purchased even though those Series C Shares were tendered at prices at or below the Final Purchase Price.

As we noted above, we may elect to purchase more than an aggregate amount paid of $12.5 million of Series C Shares in the Offer, subject to applicable law. If we do so, the preceding provisions will apply to the greater value.

Proration. If proration of tendered Series C Shares is required, we will determine the proration factor promptly following the Expiration Date. Proration for each stockholder tendering Series C Shares will be based on the ratio of the number of Series C Shares properly tendered and not properly withdrawn by such stockholder to the total number of Series C Shares properly tendered and not properly withdrawn by all stockholders at or below the Final Purchase Price, subject to the provisions governing conditional tenders described in Section 6 under “The Offer” and adjustment to avoid the purchase of fractional Series C Shares. Because of the difficulty in determining the number of Series C Shares properly tendered and not withdrawn, the conditional tender procedure described in Section 6 under “The Offer” and the guaranteed delivery procedure described in Section 3 under “The Offer,” we expect that we will announce the final proration factor and commence payment for any Series C Shares purchased pursuant to the Offer within three business days after the Expiration Date. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

As described in Section 13 under “The Offer,” the number of Series C Shares that we will purchase from a stockholder pursuant to the Offer may affect the United States federal income tax consequences to the stockholder of the purchase and, therefore, may be relevant to a stockholder’s decision whether to tender Series C Shares. The Letter of Transmittal affords each stockholder who tenders Series C Shares registered in such stockholder’s name directly to the Depositary the opportunity to designate the order of priority in which Series C Shares tendered are to be purchased in the event of proration as well as the ability to condition such tender on a minimum number of Series C Shares being purchased.

This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Series C Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or the names of whose nominees, appear on our stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Series C Shares.

2.      Purpose of the Offer; Effects of the Offer

The purpose of the Offer is to reduce the number of issued and outstanding Series C Shares. All of the Series C Shares validly tendered and accepted for purchase in the Tender Offer will be retired and canceled. We believe that the “modified Dutch auction” tender offer set forth in this Offer to Purchase represents an efficient mechanism to provide our stockholders with the opportunity to tender all or a portion of their Series C Shares if they so elect. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Series C Shares without potential disruption to the Series C Share price and without incurring brokerage fees or commissions associated with open market sales.

Following the completion or termination of the Offer, we may, from time to time, continue to repurchase Series C Shares. The amount of Series C Shares we buy and timing of any such repurchases depends on a number of factors, including the availability of cash and/or financing on acceptable terms, the amount and timing of dividend payments, if any, and periods in which we are restricted from repurchasing Series C Shares, as well as any decision to use cash for other strategic objectives. We may raise funds for future repurchases through contributions of additional capital from our parent company, issuances of borrowings and asset sales. Based on these and other factors, we may seek to accomplish our additional repurchase goals through future tender offers, private block purchases and/or market transactions. There is no guarantee, however, that we will be able to do so at prices more favorable than the price range of this Offer, or at all. Rule 13e-4 under the Exchange Act generally prohibits us and our affiliates from purchasing any Series C Shares, other than in the Offer, until at least ten business days after the Expiration Date, except pursuant to certain limited exceptions provided in Exchange Act Rule 14e-5.

None of the Company, the members of our Board of Directors, the Company’s officers, the Depositary or the Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your Series C Shares or as to the purchase price or purchase prices at which you may choose to tender your Series C Shares. You must make your own decision as to whether to tender your Series C Shares and, if so, how many Series C Shares to tender and the purchase price or purchase prices at which you will tender them. We recommend that you read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including our reasons for making the Offer, before taking any action with respect to the Offer. You should discuss whether to tender your Series C Shares with your broker or other financial or tax advisors.

Certain Effects of the Offer. If we complete the Offer, stockholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in our Series C Shares. These stockholders will also continue to bear the risks and rights associated with owning the Series C Shares, as described in the Articles Supplementary. Stockholders may be able to sell non-tendered Series C Shares in the future on the NYSE or otherwise, at a net price that may be higher or lower than the Final Purchase Price in the Offer. We can give no assurance, however, as to the price at which a stockholder may be able to sell his or her Series C Shares in the future.

We anticipate that there will be a sufficient number of Series C Shares outstanding and publicly traded following completion of the Offer to maintain a trading market for the Series C Shares. Based upon published guidelines of the NYSE, we do not believe that our purchase of Series C Shares under the Offer will cause our remaining outstanding Series C Shares to be delisted from the NYSE. We also believe that our purchase of Series C Shares under the Offer will not result in the Series C Shares becoming eligible for deregistration under the Exchange Act.

If the total number of outstanding Series C Shares is reduced as a result of the Offer, the trading market for the remaining outstanding Series C Shares as compared to periods prior to the Offer may be less liquid and market prices may fluctuate significantly if the volume of Series C Shares trading declines. The Series C Shares may command a lower price or trade with greater volatility or infrequency than would a comparable security with a greater public float. Such a decrease in liquidity may make it more difficult for holders of Series C Shares that do not tender their shares in the Offer to sell their Series C Shares.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SERIES C SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SERIES C SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE COMPANY’S OFFICERS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SERIES C SHARES AND, IF SO, HOW MANY SERIES C SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER.

We intend that the Series C Shares that we acquire pursuant to the Offer will be retired and will no longer be available for resale or other distribution by the Company.

Except as disclosed or incorporated by reference in this Offer to Purchase, we have no current plans, proposals or negotiations that relate to or would result in:

•        any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•        any purchase, sale or transfer of an amount of our assets or any of our subsidiaries’ assets which is material to us and our subsidiaries, taken as a whole;

•        any change in our present dividend rate or policy, or our indebtedness or capitalization;

•        any change in our present Board of Directors or management or any plans or proposals to change the number or the terms of directors (although we may fill vacancies arising on the Board of Directors);

•        any material change in our corporate structure or business;

•        any class of our equity securities becoming delisted from the NYSE or ceasing to be authorized to be quoted on the NYSE;

•        any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•        the termination or suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•        the acquisition or disposition by any person of our securities, other than as disclosed herein with respect to the Offer; or

•        any changes in our charter, bylaws or other governing instruments that could impede the acquisition of control of the Company.

Nothing in the Offer will preclude us from considering any of the foregoing events or pursuing, developing or engaging in future plans, proposals or negotiations that relate to or would result in one or more of the foregoing events, subject to applicable law, and we reserve the right to do so. Although we may not have any current plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, we consider from time to time, and may undertake or plan actions that relate to or could result in, one or more of these events. Stockholders tendering Series C Shares in the Offer may run the risk of foregoing the benefit of any appreciation in the market price of the Series C Shares resulting from such potential future events.

3.      Procedures for Tendering Series C Shares.

Proper Tender of Series C Shares. For Series C Shares to be properly tendered pursuant to the Offer, the certificates for such Series C Shares (or confirmation of receipt of such Series C Shares pursuant to the procedure for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), including any required signature guarantees, or an “Agent’s Message” (as defined below), and any other documents required by the Letter of Transmittal, must be received before 5:00 p.m., New York City time, on January 28, 2025, by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.

In the alternative, the tendering stockholder must, before the Expiration Date, comply with the guaranteed delivery procedure described below.

In accordance with Instruction 5 of the Letter of Transmittal, stockholders desiring to tender Series C Shares under the Offer must complete the section captioned “Price (In Dollars) Per Series C Share At Which Series C Shares Are Being Tendered” by either (1) checking the box in the section entitled “Series C Shares Tendered At Price Determined Under The Offer” or (2) checking one of the boxes in the section entitled “Series C Shares Tendered At Price Determined By Stockholder,” indicating the price at which Series C Shares are being tendered.

Stockholders who desire to tender Series C Shares at more than one price must complete a separate Letter of Transmittal for each price at which Series C Shares are tendered, provided that the same Series C Shares cannot be tendered (unless properly withdrawn previously in accordance with Section 4 under “The Offer”) at more than one price. To tender Series C Shares properly, one and only one box must be checked in the section captioned “Price (In Dollars) Per Series C Share At Which Series C Shares Are Being Tendered” in the Letter of Transmittal.

If tendering stockholders wish to maximize the chance that we will purchase their Series C Shares, they should check the box in the section entitled “Series C Shares Tendered At Price Determined Under The Offer” in the Letter of Transmittal under the section captioned “Price (In Dollars) Per Series C Share At Which Series C Shares Are Being Tendered.” If you agree to accept the purchase price determined in the Offer, your Series C Shares will be deemed to be tendered at the minimum price of $13.75 per Series C Share. Note that this election may have the effect of lowering the Final Purchase Price and could result in the tendered Series C Shares being purchased at the minimum price of $13.75 per Series C Share. If tendering stockholders wish to indicate a specific price (in increments of $0.05) at which their Series C Shares are being tendered, they must check the appropriate box in the section entitled “Series C Shares Tendered At Price Determined By Stockholder” in the section captioned “Price (In Dollars) Per Series C Share At Which Series C Shares Are Being Tendered” in the Letter of Transmittal. Tendering stockholders should be aware that this election could mean that none of their Series C Shares will be purchased if they check a box other than the box representing the price at or below the Final Purchase Price.

Stockholders holding their Series C Shares through a broker, dealer, commercial bank, trust company or other nominee must contact the nominee in order to tender their Series C Shares. Stockholders who hold Series C Shares through nominees are urged to consult their nominees to determine whether transaction costs may apply if stockholders tender Series C Shares through the nominees and not directly to the Depositary.

Stockholders may tender Series C Shares subject to the condition that all, or a specified minimum number of Series C Shares, be purchased. Any stockholder desiring to make such a conditional tender should so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal. It is the tendering stockholder’s responsibility to determine the minimum number of Series C Shares to be purchased. Stockholders should consult their own financial and tax advisors with respect to the effect of proration of the Offer and the advisability of making a conditional tender. See Section 6 and Section 13 under “The Offer.”

Signature Guarantees and Method of Delivery. No signature guarantee is required if:

•        the Letter of Transmittal is signed by the registered holder of the Series C Shares (which term, for purposes of this Section 3, will include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Series C Shares) tendered and such holder has not completed either the section entitled “Special Payment Instructions” in the Letter of Transmittal; or

•        Series C Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad–15, each of the foregoing constituting an “Eligible Institution.” See Instruction 1 of the Letter of Transmittal.

If a certificate for Series C Shares is registered in the name of a person other than the person executing the Letter of Transmittal, or if payment is to be made, or new certificates for Series C Shares not purchased or tendered are to be issued, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, signed in either case exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.

Payment for Series C Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:

•        one of (a) certificates for the Series C Shares or (b) a timely confirmation of the book-entry transfer of the Series C Shares into the Depositary’s account at the Book-Entry Transfer Facility as described below;

•        one of (a) a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees or (b) an Agent’s Message (as defined below) in the case of a book-entry transfer; and

•        any other documents required by the Letter of Transmittal.

The method of delivery of all documents, including certificates for Series C Shares, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. Series C Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

All deliveries in connection with the Offer, including a Letter of Transmittal, must be made to the Depositary and not to us, the Information Agent or the Book-Entry Transfer Facility. ANY DOCUMENTS DELIVERED TO US, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Book-Entry Delivery. The Depositary will establish an account with respect to the Series C Shares for purposes of the Offer at the Book-Entry Transfer Facility within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the Series C Shares by means of a book-entry transfer by causing the Book-Entry Transfer Facility to transfer Series C Shares into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Although delivery of Series C Shares may be effected through a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedure described below. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Series C Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.

Guaranteed Delivery. If you wish to tender Series C Shares in the Offer and your certificates for Series C Shares are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, your tender may be effected if all the following conditions are met:

•        a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided is received by the Depositary, as provided below, prior to the Expiration Date; and

•        the Depositary receives at the address listed on the back cover of this Offer to Purchase and by 5:00 p.m., New York City time, within one NYSE trading day following the Expiration Date, either: (i) the certificates representing the Series C Shares being tendered, in the proper form for transfer, together with all other required documents and a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required; or (ii) confirmation of book-entry transfer of the Series C Shares into the Depositary’s account at the Book-Entry Transfer Facility, together with all other required documents and either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required, or an Agent’s Message.

A Notice of Guaranteed Delivery must be delivered to the Depositary by overnight courier, email, or mail before the Expiration Date.

Return of Unpurchased Series C Shares. If any tendered Series C Shares are not purchased under the Offer or are properly withdrawn before the Expiration Date, or if less than all Series C Shares evidenced by a stockholder’s certificate(s) are tendered, a direct registration statement will be issued for unpurchased Series C Shares promptly after the expiration or termination of the Offer or, in the case of Series C Shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the Series C Shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility, in each case without expense to the stockholder.

Determination of Validity; Rejection of Series C Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Series C Shares to be accepted, the Final Purchase Price to be paid for Series C Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Series C Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any Series C Shares that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular Series C Shares or any particular stockholder (whether or not we waive similar defects or irregularities in the case of other stockholders), and our interpretation of the terms of the Offer will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. In the event a condition is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender of Series C Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Series C Shares. None of the Company. the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of the foregoing incur any liability for failure to give any such notification.

Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Exchange Act Rule 14e-4 for a person, directly or indirectly, to tender Series C Shares for that person’s own account unless, at the time of tender and at the end of the proration period or period during which Series C Shares are accepted by lot (including any extensions of such period), the person so tendering (1) has a “net long position” equal to or greater than the amount of Series C Shares tendered in (a) Series C Shares or (b) other securities convertible into or exchangeable or exercisable for Series C Shares and, upon acceptance of the tender, will acquire the Series C Shares by conversion, exchange or exercise and (2) will deliver or cause to be delivered the Series C Shares in accordance with the terms of the Offer. Rule 14e-4 also provides a similar restriction applicable to a tender on behalf of another person.

A tender of Series C Shares in accordance with any of the procedures described above will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (1) the stockholder has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Series C Shares or equivalent securities at least equal to the Series C Shares being tendered, and (2) the tender of Series C Shares complies with Rule 14e-4. Our acceptance for payment of Series C Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of Maryland.

A tender of Series C Shares made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering stockholder has full power and authority to tender, sell, assign and transfer the Series C Shares tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Series C Shares, and the same will not be subject to any adverse claim or right. Any such tendering stockholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Series C Shares tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering stockholder and shall not be affected by, and shall survive, the death or incapacity of such tendering stockholder.

Lost or Destroyed Certificates. Stockholders whose certificates for part or all of their Series C Shares have been lost, destroyed or stolen may contact Computershare Inc., the Depositary, and transfer agent for the Series C Shares, at the toll-free number (800) 736-3001 or at the address set forth on the back cover of this Offer to Purchase for instructions to obtain a replacement certificate. That certificate will then be required to be submitted together with the Letter of Transmittal in order to receive payment for Series C Shares that are tendered and accepted for payment. A bond may be required to be posted by the stockholder to secure against the risk that the certificates may be subsequently recirculated. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Stockholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation. Certificates for Series C Shares, together with a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal, must be delivered to the Depositary and not to us or the Information Agent. Any certificates delivered to us or the Information Agent will not be forwarded to the Depositary and will not be deemed to be properly tendered.

U.S. Federal Backup Withholding. Under the U.S. federal income tax laws, cash payable in the Offer may be subject to “backup withholding” at a rate of 24%, unless a stockholder that tenders Series C Shares:

•        provides a correct taxpayer identification number (which, for a U.S. stockholder (as defined in Section 13 under “The Offer”) who is an individual stockholder, is the stockholder’s social security number) and certifies, under penalties of perjury, that he, she or it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules; or

•        is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability (if any) or refundable to the extent that it exceeds such liability if the stockholder provides the required information to the IRS. A stockholder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. Each United States person (within the meaning of Section 7701(a)(30) of the Code) should provide the applicable withholding agent with his, her or its correct taxpayer identification number and certify that he, she or it is not subject to backup withholding by completing the IRS Form W-9 (or substitute W-9) included in the Letter of Transmittal. Stockholders that are not U.S. persons should complete and sign the appropriate IRS Form W-8, which may be obtained from the IRS website at www.irs.gov, in order to claim any available reduction or exemption from U.S. federal withholding (including backup withholding, income tax withholding and Foreign Account Tax Compliance Act withholding). See instructions to the Letter of Transmittal.

Stockholders should consult their own tax advisors regarding the application of backup withholding to their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding.

4.      Withdrawal Rights.

Except as otherwise provided in this Section 4, tenders of Series C Shares pursuant to the Offer are irrevocable. Series C Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date. If after 5:00 p.m., New York City time, on January 28, 2025, we have not accepted for payment the Series C Shares you have tendered to us, you may also withdraw your Series C Shares at any time thereafter.

For a withdrawal to be effective, a notice of withdrawal must be in written form and must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering stockholder; the number of Series C Shares to be withdrawn; and the name of the registered holder of the Series C Shares. If certificates for Series C Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for Series C Shares to be withdrawn. If Series C Shares have been tendered pursuant to the procedure for book-entry transfer described in Section 3 under “The Offer,” the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Series C Shares and must otherwise comply with the Book-Entry Transfer Facility’s procedures. If a stockholder has used more than one Letter of Transmittal or has otherwise tendered Series C Shares in more than one group of Series C Shares, the stockholder may withdraw Series C Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.

We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. Neither we nor the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Withdrawals may not be rescinded, and any Series C Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Series C Shares may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3 under “The Offer.”

If we extend the Offer, are delayed in our purchase of Series C Shares or are unable to purchase Series C Shares pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered Series C Shares on our behalf, and the Series C Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4. Our reservation of the right to delay payment for Series C Shares that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Series C Shares tendered promptly after termination or withdrawal of the Offer.

5.      Purchase of Series C Shares and Payment of Purchase Price.

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will:

•        determine the Final Purchase Price, taking into account the number of Series C Shares so tendered and the prices specified, or deemed specified, by tendering stockholders; and

•        accept for payment and pay for (and thereby purchase) Series C Shares properly tendered at prices at or below the Final Purchase Price and not properly withdrawn. We intend to purchase Series C Shares having up to an aggregate amount paid of $12.5 million and may increase the number of Series C Shares accepted for payment in the Offer by no more than 2% of the outstanding Series C Shares without extending the Offer.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the proration and conditional tender provisions of the Offer, Series C Shares that are properly tendered at or below the Final Purchase Price and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Series C Shares for payment pursuant to the Offer.

Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will accept for payment and pay a single per Series C Share purchase price for all of the Series C Shares accepted for payment in accordance with the Offer. In all cases, payment for Series C Shares tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but only after timely receipt by the Depositary of:

•        certificates for Series C Shares or a timely confirmation of a book-entry transfer of Series C Shares into the Depositary’s account at the Book-Entry Transfer Facility;

•        a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) or an Agent’s Message in the case of book-entry transfer; and

•        any other documents required by the Letter of Transmittal.

We will pay for Series C Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Series C Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting payment to the tendering stockholders. In the event of proration, the Depositary will determine the proration factor and pay for those tendered Series C Shares accepted for payment promptly after the Expiration Date. Certificates for all Series C Shares tendered and not purchased, including all Series C Shares tendered at prices in excess of the Final Purchase Price and Series C Shares not purchased due to proration or conditional tenders, will be returned, or, in the case of Series C Shares tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the Series C Shares, to the tendering stockholder promptly after the expiration or termination of the Offer at our expense.

Under no circumstances will interest be paid on the Final Purchase Price for the Series C Shares, regardless of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Series C Shares pursuant to the Offer. See Section 7 under “The Offer.”

We will pay all stock transfer taxes, if any, payable on the transfer to us of Series C Shares purchased pursuant to the Offer; provided, however, that if payment of the Final Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Series C Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to that person will be the responsibility of the stockholder and evidence satisfactory to us that the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, may need to be submitted. See Instruction 7 of the Letter of Transmittal.

6.      Conditional Tender of Series C Shares.

In the event of an over-subscription of the Offer, Series C Shares tendered at or below the Final Purchase Price prior to the Expiration Date will be subject to proration. See Section 1 under “The Offer.” As discussed in Section 13 under “The Offer,” the number of Series C Shares to be purchased from a particular stockholder may affect the tax treatment of the purchase to the stockholder and the stockholder’s decision whether to tender. Accordingly, a stockholder may tender Series C Shares subject to the condition that a specified minimum number of the stockholder’s Series C Shares tendered pursuant to a Letter of Transmittal must be purchased if any Series C Shares tendered are purchased. Any stockholder desiring to make a conditional tender must so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal, and, if applicable, in the Notice of Guaranteed Delivery. We urge each stockholder to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender.

Any tendering stockholder wishing to make a conditional tender must calculate and appropriately indicate the minimum number of Series C Shares that must be purchased from that stockholder if any are to be purchased. After the Expiration Date, if, based on the Final Purchase Price determined in the Offer, Series C Shares representing more than $12.5 million (or, subject to applicable law, such greater amount as we may elect to pay by purchasing up to an additional 2% of our outstanding Series C Shares) are properly tendered and not properly withdrawn, so that we must prorate our acceptance of and payment for tendered Series C Shares, we will calculate a preliminary proration percentage based upon all Series C Shares properly tendered, conditionally or unconditionally, and not properly withdrawn. If the effect of this preliminary proration would be to reduce the number of Series C Shares to be purchased from any stockholder below the minimum number specified, the conditional tender will automatically be regarded as withdrawn (except as provided in the next paragraph). All Series C Shares tendered by a stockholder subject to a conditional tender pursuant to the Letter of Transmittal and regarded as withdrawn as a result of proration will be returned promptly after the Expiration Date.

After giving effect to these withdrawals, we will accept the remaining Series C Shares properly tendered, conditionally or unconditionally, at or below the Final Purchase Price on a pro rata basis, if necessary. If conditional tenders would otherwise be regarded as withdrawn and would cause the total number of Series C Shares to be purchased to fall below an aggregate amount paid of $12.5 million (or, subject to applicable law, such greater amount as we may elect to pay by purchasing up to an additional 2% of our outstanding Series C Shares) then, to the extent feasible, we will select enough of the conditional tenders that would otherwise have been deemed withdrawn to permit us to purchase an aggregate amount paid of $12.5 million of Series C Shares (or such greater amount as we may elect to pay, subject to applicable law). In selecting among the conditional tenders, we will select by random lot, treating all tenders by a particular taxpayer as a single lot, and will limit our purchase in each case to the designated minimum number of Series C Shares to be purchased.

7.      Conditions of the Offer.

The Offer is not conditioned on the receipt of financing or any minimum number of Series C Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Series C Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of or the payment for Series C Shares tendered, subject to Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Series C Shares tendered promptly after termination or withdrawal of the Offer, if at any time on or after the commencement of the Offer and prior to the Expiration Date any of the following events have occurred (or are determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for the Series C Shares in the Offer:

•        there has been any action threatened, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

•        make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the Series C Shares pursuant to the Offer or otherwise relates in any manner to the Offer;

•        make the acceptance for payment of, or payment for, some or all of the Series C Shares illegal or otherwise restrict or prohibit consummation of the Offer;

•        delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the Series C Shares to be purchased pursuant to the Offer; or

•        materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the Series C Shares pursuant to the Offer;

•        there has occurred any of the following:

•        any general suspension of trading in securities on any United States national securities exchange or in the over-the-counter markets in the United States;

•        the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•        the commencement or escalation of a war or armed hostilities directly involving the United States, which, in our reasonable judgment, is materially adverse to the Company or makes it inadvisable for us to proceed with the Offer;

•        any change in the general political, market, economic or financial conditions, domestically or internationally, that is reasonably likely to materially and adversely affect our business or the trading in the Series C Shares; or

•        in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

•        we learn that:

•        any change or changes have occurred or are threatened in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Offer to us.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (other than any action or omission to act by us), and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date. If a condition referred to above is triggered while the Offer is pending, the Company will promptly notify the holders of Series C Shares. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. If we waive any of the conditions described above, we will disclose any material changes resulting therefrom and will, if required by applicable law, amend the Offer to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. See Section 14 under “The Offer.”

8.      Price Range of Series C Shares; Dividends.

The Series C Shares are listed and traded on the NYSE under the trading symbol “CDRpC.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices of the Series C Shares on the NYSE:

	High	Low
Fiscal Year Ended December 31, 2022:
First Quarter	$25.50	$8.75
Second Quarter	$14.85	$6.90
Third Quarter	$11.34	$6.20
Fourth Quarter	$12.92	$6.66
Fiscal Year Ended December 31, 2023:
First Quarter	$14.28	$10.85
Second Quarter	$12.97	$10.80
Third Quarter	$15.15	$11.59
Fourth Quarter	$13.17	$10.18
Fiscal Year Ended December 31, 2024:
First Quarter	$14.03	$11.30
Second Quarter	$13.05	$11.14
Third Quarter	$14.58	$11.73
Fourth Quarter (up to December 26, 2024)	$14.99	$12.59

On December 26, 2024, the last full trading day before the commencement of the Offer, the last closing sale price of the Series C Shares on the NYSE was $13.25 per Series C Share. Stockholders are urged to obtain current market quotations for the Series C Shares.

The Company regularly pays a regular quarterly dividend of $0.40625 per share on the Series C Shares.

9.      Source and Amount of Funds.

Assuming the Offer is fully subscribed, the aggregate amount paid for the Series C Shares will be approximately $12.5 million. We expect to fund the purchase of Series C Shares in the Offer, including related fees and expenses, with available cash, which includes the net proceeds of our sale of a retail center known as South Philadelphia property which closed on December 26, 2024. The Offer is not subject to a financing condition.

If the Offer is not fully subscribed, we intend to use the balance of the $12.5 million maximum amount paid for general corporate purposes, which may include the payment of amounts due to Wheeler Real Estate Investment Trust, Inc. (“Wheeler”), our parent company, the repayment of other indebtedness or additional share repurchases.

10.    Certain Information Concerning Us.

We are a REIT that focuses on owning and operating income producing retail properties with a primary focus on grocery-anchored shopping centers primarily in the Northeast. We are a wholly-owned subsidiary of Wheeler. At September 30, 2024, we owned a portfolio of 17 properties, including the retail center known as South Philadelphia that was sold on December 26, 2024 for net proceeds of $16.7 million.

Our corporate office is located at 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452. Our telephone number is (757) 627-9088.

Availability of Reports and Other Information. We are subject to the informational filing requirements of the Exchange Act which obligates us to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC a Schedule TO, which includes additional information relating to the Offer.

These reports, statements and other information, including the Schedule TO and documents incorporated by reference, are available to the public on the SEC’s site at https://www.sec.gov. In addition, copies of our Forms 10-K, 10-Q, 8-K and other filings we make with the SEC can be obtained free of charge from our investor relations website, which can be accessed under the “Investors” tab at https://ir.cedarrealtytrust.com. These website addresses are not intended to function as hyperlinks, and the information contained on the SEC’s website and on our website is not incorporated by reference in this Offer to Purchase and it should not be considered to be a part of this Offer to Purchase.

Incorporation by Reference. The Company incorporates by reference in this Offer to Purchase the documents listed below:

•        the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 5, 2024;

•        the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 6, 2024, for the fiscal quarter ended on June 30, 2024 filed on August 6, 2024, and for the fiscal quarter ended on September 30, 2024 filed on November 7, 2024; and

•        the Company’s Current Reports on Form 8-K filed on January 24, 2024, September 16, 2024; September 25, 2024, December 26, 2024 and December 27, 2024.

Unless stated otherwise, no information that has been “furnished” on a Current Report filed on Form 8-K is incorporated by reference herein. Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You can obtain any of the documents incorporated by reference in this document from us or from the SEC’s website on the Internet at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, at our principal executive office located at 2529 Virginia Beach Boulevard, Virginia Beach, VA, 23452. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will promptly mail them to you by first class mail, or another equally prompt means. You may also find additional information by visiting our website at https://ir.cedarrealtytrust.com/company-information. Information on our website does not form part of the Offer and is not incorporated by reference in this Offer to Purchase.

11.    Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Series C Shares.

The Company’s issued and outstanding common stock is 100% owned by Wheeler. Wheeler does not own any Series C Shares. The following table lists the names of all directors and executive officers of the Company and of Wheeler. The business address of the Company, Wheeler and of each of the persons listed in the tables below is 2529 Virginia Beach Blvd., Virginia Beach, VA 23452.

Directors and Executive Officers of the Company
Name	Position
Kerry G. Campbell	Chairman of the Board of Directors
Paula J. Poskon	Director
E.J. Borrack	Director
M. Andrew Franklin	Director, Chief Executive Officer and President
Crystal Plum	Director, Chief Financial Officer and Treasurer
Directors and Executive Officers of Wheeler
Name	Position
E.J. Borrack	Director
Robert G. Brady	Director
Kerry G. Campbell	Director
Stefani D. Carter	Chair of the Board, Director
Rebecca Musser	Director
Megan Parisi	Director
Dennis Pollack	Director
Joseph D. Stilwell	Director
M. Andrew Franklin	Chief Executive Officer and President
Crystal Plum	Chief Financial Officer

Mr. Franklin beneficially owns 1,900 Series C Shares, representing less than 0.1% of the outstanding Series C Shares. Mr. Franklin has informed the Company that he intends to participate in the Tender Offer, but has not informed the Company as to the number of Series C Shares he may tender or the price or prices at which he may tender Series C Shares. Any Series C Shares purchased from Mr. Franklin by the Company will be purchased on the same terms as Series C Shares purchased from any other holders participating in the Tender Offer.

Other than as described in the preceding paragraphs, none of the Company, any of its majority-owned subsidiaries, or any of their associates have any beneficial interest in any outstanding Series C Shares. To the Company’s knowledge, other than as described in the preceding paragraphs, the Company does not expect to acquire any Series C Shares from any of its executive officers, directors or affiliates pursuant to the Tender Offer.

On September 25, 2024, the Company announced and commenced a “modified Dutch auction” tender offer to purchase up to an aggregate amount paid of $9.0 million of Series C Shares at a price of not less than $13.25 nor greater than $15.50 per share, to the sellers in cash, less any applicable withholding taxes and without interest (the “Prior Tender Offer”). Following the expiration of the Prior Tender Offer on October 24, 2024, the Company accepted for purchase 688,670 shares of its Series C Preferred Stock at $14.00 per share for approximately $9.6 million in the aggregate. On August 8, 2024, the Board of Directors authorized the repurchase of up to an aggregate amount of $10 million of the Company’s Series C Shares and Series B Shares over a period of 12 months (the “Repurchase Program”). In the 60 days preceding the date of this Offer to Purchase, 25,561 Series C Shares have been repurchased under the Repurchase Program at a weighted average price of $13.96 per share.

Joseph D. Stilwell is a member of the board of directors of Wheeler, our controlling parent company. Mr. Stilwell is the managing member and owner of Stilwell Value LLC (“Stilwell Value”), and a limited partner in certain funds advised by Stilwell Value. Funds advised by Stilwell Value sold 100,000 Series C Shares at $14.00 per share in the Prior Tender Offer.

Other than as described in the preceding sentences, none of the Company, nor any majority owned subsidiary or associate of the Company, nor any executive officers or directors of the Company or Wheeler and, to the Company’s knowledge, no director or executive officer of any subsidiary of the Company, have engaged in any transaction in the Series C Shares during the 60 days preceding the date of this Offer to Purchase.

12.    Certain Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that is reasonably likely to be material to our business that might be adversely affected by our acquisition of Series C Shares as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Series C Shares as contemplated by the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action, but we have no current intention to delay the purchase of Series C Shares tendered pursuant to the Offer pending the outcome of any such matter, subject to our right to decline to purchase Series C Shares if any of the conditions in Section 7 under “The Offer” have occurred or are deemed by us to have occurred or have not been waived. We cannot predict whether we would be required to delay the acceptance for payment of or payment for Series C Shares tendered pursuant to the Offer pending the outcome of any such matter. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. If certain types of adverse actions are taken with respect to the matters discussed above, or certain approvals, consents, licenses or permits identified above are not obtained, we can decline to accept for payment or pay for any Series C Shares tendered. See Section 7 under “The Offer.”

13.    Certain U.S. Federal Income Tax Consequences.

The following discussion is a general summary of certain U.S. federal income tax consequences related to the tender of Series C Shares pursuant to the Offer. It does not contain any discussion of state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with, retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below.

This summary of certain U.S. federal income tax consequences applies to you only if you hold Series C Shares as a “capital asset” (generally, property held for investment). Special rules not discussed here may apply to you in light of your particular circumstances including if you are (i) a broker-dealer or a dealer in securities or currencies, (ii) an S corporation, (iii) a partnership or other pass-through entity, (iv) a bank, thrift or other financial institution, (v) a regulated investment company or a REIT, (vi) an insurance company, (vii) a tax-exempt organization, (viii) subject to the alternative minimum tax provisions of the Code, (ix) holding Series C Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction, (x) holding Series C Shares through a partnership or other pass-through entity, (xi) subject to special tax accounting rules as a result of any item of gross income with respect to Series C Shares being taken into account in an applicable financial statement, (xii) a trader in securities that elects to mark-to-market, (xiii) a non-U.S. government or international organization, (xiv) a non-U.S. stockholder that is a passive foreign investment company or a controlled foreign corporation, (xv) a U.S. expatriate, or (xvi) a U.S. stockholder whose “functional currency” is not the U.S. dollar. This summary does not address the Medicare tax on certain investment income.

This summary is for general information purposes only and is not tax advice.

For purposes of this summary, a “U.S. stockholder” is a beneficial owner of Series C Shares that for U.S. federal income tax purposes is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia or otherwise treated as a U.S. tax resident for U.S. federal income tax purposes;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if either a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or it has a valid election in place to be treated as a U.S. person.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, holds Series C Shares, the U.S. federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Series C Shares, you should consult your tax advisor regarding the tax consequences of tendering Series C Shares held by the partnership.

A “Non-U.S. stockholder” means a beneficial owner of Series C Shares that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. stockholder.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND TENDERING OF SHARES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Federal Income Taxation of U.S. Stockholders

Generally. A sale of Series C Shares pursuant to the Offer will constitute a “redemption” under the Code and will be a taxable transaction for U.S. federal income tax purposes. If the redemption qualifies as a sale of Series C Shares by a U.S. stockholder under Section 302 of the Code, the U.S. stockholder will recognize gain or loss as discussed below. If the redemption does not qualify as a sale of Series C Shares under Section 302 of the Code, the U.S. stockholder will be treated as having received a distribution from us as discussed below.

As described below, whether a redemption qualifies for sale treatment will depend largely on the total number of the U.S. stockholder’s Series C Shares (including any Series C Shares constructively owned by the U.S. stockholder) that are purchased in the Offer and any Series C Shares acquired or disposed of in a transaction that, for U.S. federal income tax purposes, is integrated with the Offer.

Sale Treatment. Under Section 302 of the Code, a redemption of Series C Shares pursuant to the Offer will be treated as a sale of such Series C Shares for U.S. federal income tax purposes if such redemption: (i) results in a “complete redemption” of all the U.S. stockholder’s stock in us, (ii) is “substantially disproportionate” with respect to the U.S. stockholder, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. stockholder. In determining whether any of these three tests under Section 302 of the Code is satisfied, a U.S. stockholder must take into account not only Series C Shares that the U.S. stockholder actually owns, but also any Series C Shares that the U.S. stockholder is treated as owning pursuant to certain constructive ownership and ownership attribution rules in the Code. Because the determination as to whether any of the alternative tests of Section 302 of the Code will be satisfied with respect to a U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders should consult their tax advisors to determine such tax treatment.

A redemption of Series C Shares from a U.S. stockholder pursuant to the Offer will result in a “complete redemption” of all the U.S. stockholder’s Series C Shares in us if either (i) we purchase all the Series C Shares actually and constructively owned by the U.S. stockholder, or (ii) the U.S. stockholder actually owns no Series C Shares after all transfers of Series C Shares pursuant to the Offer, constructively owns only Series C Shares owned by certain family members, and the U.S. stockholder is eligible for a waiver from, and waives (pursuant to Section 302(c)(2) of the Code), constructive ownership of Series C Shares owned by family members. Any U.S. stockholder desiring to waive such constructive ownership of Series C Shares should consult a tax advisor about the applicability of Section 302(c)(2) of the Code.

A redemption of Series C Shares from a U.S. stockholder pursuant to the Offer will be “substantially disproportionate” with respect to the U.S. stockholder if (i) the percentage of Series C Shares actually and constructively owned by the U.S. stockholder compared to all Series C Shares outstanding immediately after all redemptions of Series C Shares pursuant to the Offer is less than 80% of the percentage of Series C Shares actually and constructively owned by the U.S. stockholder compared to all Series C Shares outstanding immediately before such redemption and (ii) such U.S. stockholder owns less than 50% of the total combined voting power of all classes entitled to vote.

A redemption of Series C Shares from a U.S. stockholder pursuant to the Offer will be “not essentially equivalent to a dividend” if, pursuant to the Offer, the U.S. stockholder experiences a “meaningful reduction” in its proportionate interest in us, including voting rights and participation in earnings and liquidation rights, arising from the actual and constructive ownership of Series C Shares. Whether a U.S. stockholder’s redemption of Series C Shares pursuant to the Offer will result in a “meaningful reduction” of such U.S. stockholder’s proportionate interest will depend on such U.S. stockholder’s particular facts and circumstances. The IRS has indicated in a published revenue ruling that a very small reduction in the proportionate interest of a small minority stockholder who does not exercise any control over corporate affairs generally constitutes a “meaningful reduction” in the stockholder’s interest in the company where the company’s stock is widely held and publicly traded. U.S. stockholders are urged to consult their tax advisors about the applicability of that ruling to the Offer.

U.S. stockholders should be aware that an acquisition or disposition of Series C Shares as part of a plan that includes the U.S. stockholder’s tender of Series C Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. stockholders are urged to consult their own advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. U.S. stockholders should also be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. Therefore, a U.S. stockholder can be given no assurance that we will purchase a sufficient number of such Series C Shares to permit the U.S. stockholder to satisfy any of the foregoing tests.

If any of the foregoing three tests is satisfied, the U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the U.S. stockholder’s adjusted tax basis in the Series C Shares sold. Such gain or loss must be determined separately for each block of Series C Shares sold (i.e., Series C Shares that were acquired in a single transaction). In connection with the purchase of Series C Shares pursuant to this Offer, U.S. stockholders may identify by lot the Series C Shares that are purchased, but U.S. stockholders who do not identify specific lots in a timely manner will be deemed to have tendered their Series C Shares on a “first in/first out” basis. U.S. stockholders should consult their tax advisors regarding the consequences of the “cost basis” information reporting rules. Capital gain or loss generally will be long-term capital gain or loss if, at the time we accept the Series C Shares for payment, the U.S. stockholder held the Series C Shares for more than one year. Long-term capital gains of individuals, estates and trusts generally are subject to a maximum U.S. federal income tax rate of 20% under current law. Short-term capital gains of individuals, estates, and trusts generally are subject to a maximum U.S. federal income tax rate of 37% under current law. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a U.S. federal capital gain tax rate of 25% (which is generally higher than the long-term federal capital gain tax rates for non-corporate stockholders) to a portion of a capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital gains of corporations generally are taxed at the U.S. federal income tax rates applicable to corporate ordinary income, whether or not classified as long-term capital gains. The deductibility of capital losses is subject to limitations. In addition, any loss recognized upon a tender of Series C Shares in the Offer by a U.S. stockholder that has held such Series C Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received, or deemed to be received, from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Dividend Treatment. If none of the foregoing three tests under Section 302 of the Code is satisfied, the U.S. stockholder generally will be treated as having received a distribution in an amount equal to the amount of cash received by the U.S. stockholder pursuant to the Offer. That distribution will be treated as ordinary dividend income to the extent our current or accumulated earnings and profits are allocated to the distribution, unless we designate the dividend as a capital gains dividend. To the extent the dividend is in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-deferred return of capital, reducing the tax basis in the U.S. stockholder’s Series C Shares, and to the extent it exceeds the U.S. stockholder’s tax basis, will be treated as gain realized from the sale of the U.S. stockholder’s Series C Shares (as discussed above under “Sale Treatment”). Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, our ordinary dividends generally will not qualify for the 20% tax rate on “qualified dividend income” received by taxpayers taxed as individuals. Our ordinary dividends, with limited exceptions, paid to non-corporate taxpayers are taxed at the higher U.S. federal income tax rate applicable to ordinary income, which is a maximum rate of 37%, provided, however, that such taxpayers may be able to deduct 20% of our ordinary dividends, thus reducing the maximum effective U.S. federal income tax rate on such dividends.

If a repurchase of our Series C Shares pursuant to the Offer is treated as a distribution, a U.S. stockholder’s adjusted tax basis in the repurchased Series C Shares generally will be transferred to the U.S. stockholder’s remaining Series C Shares, if any. If a U.S. stockholder owns no other Series C Shares, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them in the event the repurchase is treated as a distribution with respect to their Series C Shares.

Constructive Distributions. Provided that no tendering U.S. stockholder is treated as receiving a dividend as a result of the Offer, U.S. stockholders whose percentage ownership of the Company increases as a result of the Offer should not be treated as realizing taxable constructive distributions by virtue of that increase. If any tendering U.S. stockholder is deemed to receive a dividend, it is possible that stockholders whose percentage ownership of the Company increases as a result of the Offer, including U.S. stockholders who do not tender any Series C Shares pursuant to the Offer, may be deemed to receive a constructive distribution in the amount of the increase in their percentage ownership of the Company as a result of the Offer. A constructive distribution will be treated as a dividend to the extent of our current or accumulated earnings and profits allocable to it. This dividend treatment will not apply if the purchase of Series C Shares pursuant to the Offer is treated as an “isolated redemption” within the meaning of the Treasury Regulations.

Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in connection with the gross proceeds payable to a U.S. stockholder pursuant to the Offer. We will rely on information previously provided by a U.S. stockholder in order to determine whether backup withholding is required. If we have not received this information from a U.S. stockholder, then unless an exemption exists and is proven in a manner satisfactory to the Depositary, such holder will be subject to backup withholding on these payments. If a U.S. stockholder has not previously provided this information or wishes to change previously provided information, it must submit to the Depositary a completed IRS Form W-9, which can be obtained from the Depositary or from www.irs.gov. Certain U.S. stockholders (including all corporations) are not subject to these backup withholding and reporting requirements. The amount of any backup withholding from a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided the required information is timely provided to the IRS.

U.S. Federal Income Taxation of Non-U.S. Stockholders

Generally. The U.S. federal income tax consequences to a Non-U.S. stockholder that sells Series C Shares pursuant to the Offer will depend on whether the redemption qualifies as a sale of the Series C Shares for U.S. federal income tax purposes under Section 302 of the Code, determined in the same manner as described above for U.S. stockholders. If such a redemption qualifies as a sale of Series C Shares under Section 302 of the Code, the U.S. federal income tax consequences to the Non-U.S. stockholder will be as described below under the “Sale Treatment” section. For withholding purposes, the Company may elect to treat any proceeds received by a non-U.S. Stockholder pursuant to the Offer as a dividend for U.S. federal income tax purposes, in which case the Company will withhold accordingly.

Sale Treatment. If our redemption of a Non-U.S. stockholder’s Series C Shares is treated as a sale for U.S. federal income tax purposes, any gain realized by such Non-U.S. stockholder on the sale of the Series C Shares generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. stockholder in the United States;

•        the Non-U.S. stockholder is a nonresident alien present in the United States for 183 days or more in the taxable year of the sale and certain other requirements are met; or

•        subject to the discussion below regarding domestically controlled qualified investment entities, we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of sale or the period that the Non-U.S. stockholder held our Common Stock and on the basis that we are a REIT for U.S. federal income tax purposes, in the circumstance in which shares of Common Stock are regularly traded on an established securities market, the Non-U.S. stockholder has owned, directly or constructively, more than 10% of our Common Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. stockholder’s holding period for the shares of our Common Stock. Although no assurances can be given, we expect that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. stockholder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale at the same graduated U.S. federal income tax rates applicable to United States persons. If a Non-U.S. stockholder that is a non-U.S. corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person (as defined under the Code) and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments.

An individual Non-U.S. stockholder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.

As to the third bullet point immediately above, we believe that we are a USRPHC for U.S. Federal income tax purposes. However, we also are treated as a REIT for U.S. federal income tax purposes. Importantly, equity interests in a “domestically controlled qualified investment entity” are not considered to be United States Real Property Interests with the meaning of Section 897 of the Code (“USRPI”). A REIT is domestically controlled if less than 50% of its stock is held directly or indirectly by foreign persons at all times during a testing period, which generally is the 5-year period preceding the sale of the REIT’s stock. We believe that we have been a domestically controlled qualified investment entity since our inception in 2014. Therefore, we do not believe that our Non-U.S. stockholders will be treated as owning USRPIs for purposes of the third bullet point immediately above.

However, if we are not a domestically controlled qualified investment entity, and if the third bullet point immediately above applies to a Non-U.S. stockholder, gain recognized by such Non-U.S. stockholder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. As noted above, because our Series C Shares are regularly traded on an established securities market, a Non-U.S. stockholder that owns 10% or less of our Series C Shares will not be subject to tax if not otherwise subject to tax under either of the first or second bullet point described above, although the Company may elect to withhold on the payment to the stockholder as described under “Generally” above.

ALL NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE FIRPTA RULES, AND ANY RELATED U.S. TAX FILING OBLIGATIONS, WITH RESPECT TO THE SALE OF SHARES PURSUANT TO THE OFFER.

Dividend Treatment. If the redemption does not qualify as a sale of Series C Shares under Section 302 of the Code, the Non-U.S. stockholder will be treated as having received a distribution in an amount equal to the amount of cash received by the Non-U.S. stockholder pursuant to the Offer.

As described above for U.S. stockholders, distributions of cash or property to Non-U.S. stockholders in respect of the Series C Shares received in the Offer will generally constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. stockholder’s adjusted tax basis in the Series C Shares. Any remaining excess will be treated as capital gain and will be treated as described above in the “Sale Treatment” section.

Dividends paid to a Non-U.S. stockholder generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. stockholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. stockholder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. stockholder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS Form W-8ECI). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. stockholder were a United States person as defined under the Code. Any such effectively connected dividends received by a non-U.S. corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. stockholder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed above, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such stockholder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Series C Shares are held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. stockholders that are pass-through entities rather than corporations or individuals.

A Non-U.S. stockholder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. stockholders are urged to consult their tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Constructive Dividends. To the extent a Non-U.S. stockholder is deemed to receive a constructive dividend with respect to an increase in its percentage ownership of the Company as a result of the Offer (as discussed above for U.S. stockholders in the “Constructive Distribution” section), such constructive dividend should generally be treated as a described above in the “Dividend Treatment” section.

FATCA. Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” and related administrative guidance, a United States federal withholding tax of 30% generally will be imposed on dividends that are paid to “foreign financial institutions” and “non-financial foreign entities” (as specifically defined under these rules), whether such institutions or entities hold Series C Shares as beneficial owners or intermediaries, unless specified requirements are met. Because, as discussed above, the Depositary or other applicable withholding agent may treat amounts paid to Non-U.S. stockholders in the Offer as dividends for U.S. federal income tax purposes, such amounts may also be subject to withholding under FATCA if such requirements are not met. In such case, any withholding under FATCA may be credited against, and therefore reduce, any 30% withholding tax on dividend distributions as discussed above. Non-U.S. stockholders should consult with their tax advisors regarding the possible implications of these rules on their disposition of Series C Shares pursuant to the Offer.

14.    Extension of the Offer; Termination; Amendment.

We expressly reserve the right to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Series C Shares, by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. During any such extension, all Series C Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Series C Shares.

We also expressly reserve the right, in our sole discretion, not to accept for payment and not pay for any Series C Shares not previously accepted for payment or paid for, subject to applicable law, to postpone payment for Series C Shares or terminate the Offer upon the occurrence of any of the conditions specified in Section 7 under “The Offer” by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Series C Shares that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Series C Shares tendered promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 7 under “The Offer” have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by changing the per Series C Share purchase price range or by increasing or decreasing the value of Series C Shares sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment shall be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release to the Dow Jones News Service or comparable service.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Exchange Act Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1). These rules and related releases and interpretations of the SEC provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. If:

•        we increase or decrease the price range to be paid for Series C Shares or increase or decrease the value of Series C Shares sought in the Offer (and thereby increase or decrease the number of Series C Shares purchasable in the Offer), and, in the event of an increase in the value of Series C Shares purchased in the Offer, the number of Series C Shares accepted for payment in the Offer increases by more than 2% of the outstanding Series C Shares; and

•        the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to security holders in the manner specified in this Section 14, then in each case the Offer will be extended until the expiration of the period of at least ten business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

If we increase the aggregate amount paid for Series C Shares purchased in the Offer such that the additional amount of Series C Shares accepted for payment in the Offer does not exceed 2% of the outstanding Series C Shares, this will not be deemed a material change to the terms of the Offer and we will not be required to extend the Offer. See Section 1 under “The Offer.”

15.    Fees and Expenses.

We have retained Georgeson LLC to act as Information Agent and Computershare Inc. to act as Depositary in connection with the Offer. The Information Agent may contact holders of Series C Shares by mail, telephone, and email and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer.

We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other nominees (other than fees to the Information Agent as described above) for soliciting tenders of Series C Shares pursuant to the Offer. Stockholders holding Series C Shares through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs may apply if stockholders tender Series C Shares through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase, the Letter of Transmittal and related materials to the beneficial owners of Series C Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Series C Shares except as otherwise provided in Section 5 under “The Offer” and Instruction 7 in the Letter of Transmittal.

16.    Miscellaneous.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Series C Shares pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to the holders of Series C Shares residing in that jurisdiction. In making the Offer, we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act.

Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC a Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in Section 10 under “The Offer” with respect to information concerning our company.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on our behalf in connection with the Offer other than those contained in this Offer to Purchase and the related Letter of Transmittal. If given or made, you should not rely on that information or representation as having been authorized by us, any member of the Board of Directors, the Company’s officers, the Depositary or the Information Agent.

WE HAVE NOT MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SERIES C SHARES IN THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SERIES C SHARES IN THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE LETTER OF TRANSMITTAL. ANY RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MADE BY ANYONE ELSE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CEDAR REALTY TRUST, INC., THE DEPOSITARY OR THE INFORMATION AGENT.

Cedar Realty Trust, Inc.
December 27, 2024

The Letter of Transmittal and any other required documents should be sent or delivered by each stockholder or the stockholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below. To confirm delivery of Series C Shares, stockholders are directed to contact the Depositary. Stockholders should deliver the Letter of Transmittal and any other required documents by mail or overnight courier.

The Depositary for the Offer is:

Computershare Inc.

By Mail: Computershare c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers
Call Toll Free: (866) 735-3807